UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2005

Input/Output, Inc. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
1-12691	22-2286646

(Commission File Number)	(IRS Employer Identification No.)
12300 Parc Crest Drive, Stafford, TX	77477

(Address of Principal Executive Offices)	(Zip Code)
(281) 933-3339 (Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        The unaudited pro forma statements of operations for the year ended December 31, 2004 give pro forma effect to: (1) the GX Technology Corporation (GXT) acquisition and (2) the registered offering and sale of Input/Output, Inc. (I/O) common stock in June 2004, resulting with net proceeds of $130.5 million, which were used to fund the GXT acquisition, as if the transactions had been consummated on January 1, 2004.

        The unaudited pro forma financial information is based on the assumptions and adjustments described in the accompanying notes. The assets acquired and the liabilities assumed of GXT referred to in these unaudited pro forma financial statements have been recorded by I/O at their estimated fair values as of the date of acquisition. The unaudited pro forma statement of operations does not purport to represent what our results of operations actually would have been if the events described above had occurred as of the date indicated or what our results will be for any future periods. The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable. The unaudited pro forma financial statements and the accompanying notes should be read in conjunction with our historical financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2004, and the historical financial statements of GXT, including the notes thereto, included in our Current Report on Form 8-K/A filed on December 29, 2004.

INPUT/OUTPUT, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Year Ended December 31, 2004

	Input/ Output(1)	GXT(2)	Pro Forma Adjustments		Pro Forma Input/Output
	(in thousands, except per share data)
Net sales	$247,299	$32,412	$—		$279,711
Cost of sales	175,705	25,213	3,253	(3)	204,171

Gross profit	71,594	7,199	(3,253)		75,540

Operating expenses (income):
Research and development	19,611	—	—		19,611
Marketing and sales	23,758	3,669	—		27,427
General and administrative	29,748	1,537	—		31,285
Gain on sale of assets	(3,980)	—	—		(3,980)

Total operating expenses	69,137	5,206	—		74,343

Income (loss) from operations	2,457	1,993	(3,253)		1,197
Interest expense	(6,231)	(962)	633	(4)	(6,560)
Interest income	1,276	—	—		1,276
Other income	220	—	—		220

Income (loss) from operations	(2,278)	1,031	(2,620)		(3,867)
Income tax expense (benefit)	701	371	(421	)(5)	651

Net income (loss)	$(2,979)	$660	$(2,199)		$(4,518)

Basic and diluted income (loss) per share	$(0.05)				$(0.06)
Weighted average number of common and diluted shares outstanding	65,961		9,071	(6)	75,032

(1)
Represents I/O’s reported results of operations, which included GXT’s results of operations from the date of acquisition (June 14, 2004).

(2)
Represents GXT’s results of operations for the period of January 1, 2004 through June 13, 2004.

(3)
Reflects the pro forma adjustment of the acquired intangible assets and the multi-client data libraries of $2.4 million and $0.9 million, respectively, for the period of January 1, 2004 through June 13, 2004. The acquired intangible assets are customer relationships, proprietary technology, non-compete agreements and trade names, and have estimated useful lives ranging from two to 15 years. Multi-client data libraries are being amortized over a period not to exceed two years from the date a 2-D project is available for commercial sale and three years from the date a 3-D project is available for commercial sale.

(4)
Reflects the pro forma adjustment to record the interest savings for the period of January 1, 2004 through June 13, 2004, resulting from the payoff at acquisition of the GXT line of credit and shareholder loan.

(5)
Reflects the pro forma net adjustment to reflect only state and foreign taxes as I/O maintains a valuation allowance against substantially all of its net deferred taxes.

(6)
Reflects pro forma net impact, assuming the I/O common stock issued in connection with the GXT acquisition was outstanding as of January 1, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2005
INPUT/OUTPUT, INC.

	By:	/s/ J. MICHAEL KIRKSEY
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

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